Exhibit 10.3

FORESIGHT ENERGY PARTNERS LP

LONG-TERM INCENTIVE PLAN

Section 1. Purpose of the Plan. The Foresight Energy Partners LP Long-Term Incentive Plan (the “Plan”) has been adopted by Foresight Energy GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of Foresight Energy Partners LP, a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the General Partner, the Partnership and their respective Affiliates by providing incentive compensation awards denominated in or based on Units to Directors, Officers, certain Employees and certain Consultants to encourage superior performance. The Plan is also intended to enhance the ability of the General Partner, the Partnership and their respective Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the General Partner, the Partnership and their respective Affiliates.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of Section 409A, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A pursuant to an applicable exemption.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.

“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Unit Award, DER, Performance Award, Substitute Award or Other Unit-Based Award granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the board of directors of the General Partner.

“Change in Control” means, and shall be deemed to have occurred upon one or more of the following events:

(a) any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than members of the General Partner, the

Partnership, or an Affiliate of either the General Partner or the Partnership (as determined immediately prior to such event), shall become the beneficial owner, by way of merger, acquisition, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the General Partner or the Partnership;

(b) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(c) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of the General Partner’s or the Partnership’s assets in one or more transactions to any Person other than the General Partner, the Partnership or any of their respective Affiliates;

(d) a transaction resulting in a Person other than the General Partner or one of its Affiliates (as determined immediately prior to such transaction) being the sole general partner of the Partnership;

(e) any other event specified as a “Change in Control” in an applicable Award Agreement.

Notwithstanding the above, if a Change in Control constitutes a payment event with respect to a 409A Award, a “Change in Control” shall not occur unless the transaction or event described in subsection (i), (ii), (iii), (iv) or (v) above also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), as applied to non-corporate entities and as relates to the holder of such Award, to the extent required to comply with Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board, except that it shall mean such committee as is appointed by the Board if the Board appoints such a committee to administer the Plan.

“Consultant” means an individual who renders services to the General Partner, the Partnership or any of their respective Affiliates, including, without limitation, an individual who renders services to one or more mines or coal processing facilities owned or operated by the General Partner, the Partnership or any of their respective Affiliates.

“DER” means a distribution equivalent right, representing a contingent right to receive an amount in cash, Units, Restricted Units and/or Phantom Units equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Director” means a member of the Board or the board of directors of an Affiliate of the General Partner who is not an Employee, Officer or a Consultant (other than in that individual’s capacity as a Director).

“Effective Date” means the date on which the Plan is first adopted by the Board or the board of directors or similar governing body of Foresight Reserves, L.P. acting on behalf of the General Partner.

“Employee” means an employee of the General Partner, the Partnership or any of their respective Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, the closing sales price of a Unit on such date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Units are listed or on an inter-dealer quotation system, in any case, as reported in The Wall Street Journal (or other reporting service approved by the Committee). Notwithstanding the foregoing, in the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee and, to the extent applicable, in compliance with Section 409A.

“General Partner” has the meaning set forth in Section 1.

“Officer” means an officer of the General Partner within the meaning of Rule 16a-1(f) under the Exchange Act.

“Option” means an option to purchase Units granted pursuant to Section 6(a) of the Plan.

“Other Unit-Based Award” means an award granted pursuant to Section 6(d) of the Plan.

“Participant” means a Director, Officer, Employee or Consultant granted an Award under the Plan and any authorized transferee of such individual.

“Partnership” has the meaning set forth in Section 1.

“Performance Award” means any Award designated by the Committee as a Performance Award pursuant to Section 6(g) of the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Phantom Unit” means a notional interest granted pursuant to Section 6(b) of the Plan that, to the extent vested, entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.

“Plan” has the meaning set forth in Section 1.

“Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted pursuant to Section 6(b) of the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

“Substitute Award” means an award granted pursuant to Section 6(f) of the Plan.

“Unit” means a common unit of the Partnership.

“Unit Appreciation Right” or “UAR” means a contingent right granted pursuant to Section 6(a) of the Plan that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

“Unit Award” means an award granted pursuant to Section 6(c) of the Plan.

Section 3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, subject to subsection (b) below; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the General Partner, the Partnership, any of their respective Affiliates, any Participant, and any beneficiary of a Participant.

(b) Manner and Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for all purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the General Partner, the Partnership or their Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Partnership or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.

(d) Exemptions from Section 16(b) Liability. It is the intent of the General Partner that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(e) Prohibition on Repricing of Options and Unit Appreciation Rights. Subject to the provisions of Section 4(c) hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s unitholders so as to (i) reduce the per Unit exercise price of any outstanding Options or Unit Appreciation Rights, (ii) cancel any outstanding Options or Unit Appreciation Rights in exchange for cash or other Awards when the Option or Unit Appreciation Right price per Unit exceeds the Fair Market Value of the underlying Units or (iii) otherwise reprice any Option or Unit Appreciation Right. Subject to Section 4(c), Section 7(c) and Section 8(m), the Committee shall have the authority, without the approval of the unitholders of the Partnership, to amend any outstanding Award to increase the per Unit exercise price of any outstanding Options or Unit Appreciation Rights or to cancel and replace any outstanding Options or Unit Appreciation Rights with the grant of Options or Unit Appreciation Rights having a per Unit exercise price that is greater than or equal to the per Unit exercise price of the original Options or Unit Appreciation Rights.

Section 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is 7,000,000. Units withheld from an Award to either satisfy the General Partner’s or one of its Affiliate’s tax withholding obligations with respect to the Award or pay the exercise price of an Award shall not be counted against the number of Units that may be delivered under the Plan and shall be available for future grants of Awards. If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (for the avoidance of doubt, the grant of Restricted Units is not a delivery of Units for this purpose unless and until such Restricted Units vest and any restrictions place upon them under the Plan and the applicable Award Agreement lapse), the Units subject to such Award shall again be available for Awards under the Plan. To the extent permitted by applicable law and securities exchange rules, Units issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Partnership or any Affiliate thereof shall not be counted against the Units available for issuance pursuant to the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of (i) Units acquired in the open market, (ii) Units acquired from the Partnership, one of its Affiliates or any other Person, (iii) Units otherwise issuable by the Partnership, or (iv) any combination of the foregoing, as determined by the Committee in its discretion.

(c) Anti-dilution Adjustments.

(i) Equity Restructuring. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an accounting charge under ASC Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

(ii) Other Changes in Capitalization. In the event of any non-cash distribution, Unit split, combination or exchange of Units, merger, consolidation or distribution (other than normal cash distributions) of Partnership assets to unitholders, or any other change affecting the Units of the Partnership, other than an “equity restructuring,” the Committee may make equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number and kind of Units that may be issued under the Plan; (B) the number and kind of Units (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any applicable vesting conditions and/or performance targets or criteria with respect thereto); and (D) the grant or exercise price per Unit for any outstanding Awards under the Plan.

(d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the General Partner or the Partnership of Units for cash, property, labor or services, upon direct sale, or upon the conversion of Units or obligations of the General Partner or the Partnership convertible into such Units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.

Section 5. Eligibility. Directors, Officers, certain Employees and certain Consultants shall be eligible to be designated a Participant and receive an Award under the Plan. If the Units issuable pursuant to an Award are intended to be registered with the SEC under the Securities Act on a Form S-8 Registration Statement (“Form S-8”), then only Directors, Officers, Employees and Consultants of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award to the extent necessary pursuant to Form S-8 to ensure the effective registration of the Units awarded pursuant to such an Award.

Section 6. Awards.

(a) Options and Unit Appreciation Rights. The Committee shall have the authority to determine the Directors, Officers, Employees and Consultants, if any, to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. Options that are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) and UARs that are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or, in each case, any successor regulation, may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii), or any

successor regulation, are satisfied. Options and UARs that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Director, Officer, Employee or Consultant.

(i) Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR that does not provide for the deferral of compensation under Section 409A shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and any applicable Restricted Period with respect to an Option or UAR, which may include, without limitation, provisions for accelerated vesting upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or UAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the General Partner, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless” exercise through procedures approved by the General Partner, or any combination of the foregoing methods.

(b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Directors, Officers, Employees and Consultants, if any, to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(i) Payment of Phantom Units. The conditions and dates or events upon which the cash or Units underlying an award of Phantom Units shall be issued shall be specified in the applicable Award Agreement, which dates or events (A) shall not be earlier than the date on which the Phantom Units vest and become nonforfeitable and (B) shall be subject to compliance with Section 409A if the award of Phantom Units constitutes a 409A Award.

(ii) Vesting of Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.

(c) Unit Awards. The Committee shall have the authority to grant a Unit Award under the Plan to (i) to such Directors, Officers, Employees and/or Consultants and in such amounts as the Committee, in its discretion, may select and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(d) Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Directors, Officers, Employees and/or Consultants, if any, as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any Other Unit-Based Award. Upon vesting, an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the applicable Award Agreement.

(e) DERs. The Committee shall have the authority to determine the Directors, Officers, Employees and/or Consultants, if any, to whom DERs are granted, whether such DERs are granted in tandem with other Awards or granted as separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such DERs shall be converted to cash, Units, Restricted Units and/or Phantom Units by such formula and at such time and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.

(f) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Directors, Officers, Employees or Consultants as a result of a merger, consolidation, acquisition or other transaction by the Partnership or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or UARs may have exercise prices that are less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A and other applicable laws and exchange rules.

(g) Performance Awards. The right of a Participant to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(h) Certain Provisions Applicable to Awards.

(i) Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment or service to the General Partner and its Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during an applicable Restricted Period, all outstanding unvested Awards shall be automatically forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to such Award, provided that any such waiver shall be effective with respect to a 409A Award only to the extent that such waiver will not cause such 409A Award to fail to satisfy the requirements of Section 409A.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Affiliate. Awards granted in addition to, or in tandem with, other Awards or awards granted under any other plan of the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Limits on Transfer of Awards.

(A) Except as provided in paragraph (C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Partnership or any Affiliate.

(C) The Committee may provide in an Award Agreement that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of Form S-8 or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

(iv) Term of Awards. The term of each Award, if any, shall be for such period as may be determined by the Committee.

(v) Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entries to make appropriate reference to such restrictions.

(vi) Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.

(vii) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the General Partner shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the General Partner is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner.

(viii) Additional Agreements. Each Director, Officer, Employee and Consultant to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of services with the General Partner, the Partnership or their Affiliates to a general release of claims and/or a noncompetition agreement in favor of the General Partner, the Partnership, and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(ix) Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the General Partner, the Partnership, or any of their respective Affiliates shall be specified in the Award Agreement controlling such Award.

Section 7. Amendment and Termination; Certain Events. Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. The Board shall obtain unitholder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules.

(b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(c) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(c) Actions Upon the Occurrence of Certain Events. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, upon a Change in Control, any transaction or event described in Section 4(c), any change in applicable laws or regulations affecting the Plan or Awards hereunder, or any change in accounting principles affecting the financial statements of the General Partner or the Partnership, the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards:

(i) provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the General Partner without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both; or

(iv) provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

Notwithstanding the foregoing, (A) with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant to ASC Topic 718, or any successor accounting standard, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7(c); provided, however, that nothing in this Section 7(c) or in Section 4(c) shall be construed as providing any Participant or any beneficiary any rights with respect to the “time value”, “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth above or in Section 4(c); and (B) no action shall be taken under this Section 7(c) which shall cause an Award to fail to comply with Section 409A, to the extent Section 409A is applicable to such Award.

Section 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the General Partner, the General Partner and each of its Affiliates is authorized to deduct or withhold from any Award, or cause to be deducted or withheld, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities or property, or Units that would otherwise be issued or delivered pursuant to such Award) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner to satisfy its withholding obligations for the payment of such taxes. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, except as otherwise provided in any tax withholding policy or procedure adopted by the General Partner, such tax withholding automatically shall be effected by the General Partner or one of its Affiliates either by (i) withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award or (ii) if no Units are otherwise deliverable to the Participant in connection with the event triggering such tax withholding obligation, requiring the Participant to tender a cash payment to the General Partner in an amount equal to the applicable taxes required to be withheld with respect to such event. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units which may be withheld or surrendered shall be limited to the number of Units which have a Fair Market Value (which, in the case of a broker-assisted transaction, shall be determined by the Committee, consistent with applicable provisions of the Code), on the date of withholding, equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner, the Partnership or any of their respective Affiliates, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the General Partner or any of its Affiliates may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner, the Partnership or any of their respective Affiliates on the one hand, and a Participant or any other Person on the other hand. To the extent that any Person acquires a right to receive payments from the General Partner or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner or such Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the General Partner shall be relieved of any further liability for payment of such amounts.

(k) Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the General Partner, the Partnership, or any of their respective Affiliates regarding the sharing of costs between those entities.

(l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m) Section 409A. To the extent that the Committee determines that any Award granted under the Plan constitutes a 409A Award, the Award Agreement evidencing such Award shall include the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date, the Committee determines that any Award may be a 409A Award, the Committee may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), and/or take any other actions that the Committee determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (i) exempt the Award from Section 409A or (ii) comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Committee, the Partnership, the General Partner or any of their respective Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Committee, the Partnership, the General Partner or any of their respective Affiliates have any liability for failing to do so. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4).

(n) No Guarantee of Tax Consequences. None of the Board, the Committee, the Partnership nor the General Partner makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant.

(o) Clawback. Notwithstanding any provisions in the Plan to the contrary, to the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (ii) any policy that may be adopted by the Board, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback to the extent necessary to comply with such law(s) and/or policy, which clawback may include forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.

Section 9. Term of the Plan. The Plan shall be effective on the date on which the Plan is adopted by the Board and shall continue until the earlier of (i) the date terminated by the Board or (ii) the 10th anniversary of the date on which the Plan is adopted by the Board.

However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.